EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Integrated Packaging Assembly Corporation on Form S-8 Number 333-05571 (filed on June 7, 1996) of our report dated January 27, 1998 appearing on page 20 of this Form 10-K.




Price Waterhouse LLP
San Jose, California
March 26, 1998



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